EXHIBIT 99.1 -  Independent Accountant's Servicing Report for the year ended December 31, 2005

a)

[Ernst & Young logo]	Ernst & Young LLP	Phone: (703) 747-1000
			8484 Wostpark Drive	www.ey.com
			McLean, VA 22102

		Independent Auditors' Report on Compliance

Capital One Auto Finance Inc.
3901 Dallas Parkway
Plano, Texas 75093

And

Merrill Lynch & Co., Inc.
4 World Financial Center
250 Vesey Street
New York, NY 10080 USA

We have examined management's assertion, included in the accompanying Report of Management on Compliance, that Capital One Auto Finance Inc.("COAF"), a wholly owned subsidiary of Capital One Financial Corporation, complied in all material respects with the requirements of Sections 2.4(a), 3.3(a), 3.3(b), 3.3(c), and 3.4(a) of the
Receivables Sale and Servicing Agreement dated as of June 13, 2003 regarding the sale of certain automobile receivables from PeopleFirst Finance, LLC to Merrill Lynch Bank USA, as amended by the Amendment Agreement dated June 15, 2005 between Capital One
Auto Finance, Inc. and Merrill Lynch Bank USA (the "Agreement") for the year ending December 31, 2005. Management is responsible for COAF's compliance with those requirements. Our responsibility is to express an opinion on management's assertion about COAF's compliance based on our examination.

Our examination was conducted in accordance with attestation standards established by the American Institute of Certified Public Accountants and, accordingly, included examining, on a test basis, evidence about COAF's compliance with those requirements and performing such other procedures as we considered necessary in the circumstances. We believe that our examination provides a reasonable basis for our opinion. Our examination does not provide a legal determination on COAF's compliance with specified requirements.

In our opinion, management's assertion that COAF complied with the aforementioned Sections of the Agreement as of and for the year ended December 31, 2005 is fairly stated, in all material respects.


			/s/ Ernst & Young LLP


March 15, 2006


b)

[Ernst & Young logo]	Ernst & Young LLP	Phone: (703) 747-1000
			8484 Wostpark Drive	www.ey.com
			McLean, VA 22102

		Independent Auditors' Report on Compliance

Capital One Auto Finance Inc.
3901 Dallas Parkway
Plano, Texas 75093

And

Merrill Lynch Bank USA
4 World Financial Center
250 Vesey Street
New York, NY 10080

We have examined management's assertion, included in the accompanying Report of Management on Compliance, that Capital One Auto
Finance, Inc. ("COAF") (as successor in interest to Onyx Acceptance Corporation), which is a wholly owned subsidiary of Capital One Financial Corporation (the "Company"), complied in all material respects with the requirements of Sections 2.06(a), 2.14(a), 3.01, 3.07(a), 3.09(a), 3.09(b)(iii), and 3.10 of the Sale and Servicing Agreement dated as of May 22, 2003 between Onyx Acceptance Corporation ("Onyx") and Merrill Lynch Bank USA ("Merrill Lynch"), as amended by the Amendment Agreements dated as of January 10, 2005, June 15, 2005, and December 1, 2005, respectively, between
Onyx and Merrill Lynch (the "Agreement") regarding the sale of certain automobile receivables between Onyx and Merrill Lynch. Management is responsible for COAF's compliance with those requirements. Our responsibility is to express an opinion on management's assertion about COAF's compliance based on our examination.

Management disclosed to us that Section 2.14(a) and 3.09(b)(iii) had been modified, however, no formal amendment to the Agreement was prepared or signed. Therefore, we obtained a letter from Merrill Lynch and COAF dated March 14, 2006 (the "Letter Agreement") stating that such parties agreed to the changes as described in the Letter Agreement and that such changes as described in the Letter Agreement represent the agreed-upon method for the calculation and reporting of Sections 2.14(a) and 3.09(b)(iii).

Our examination was conducted in accordance with attestation standards established by the American Institute of Certified Public Accountants and, accordingly, included examining, on a test basis, evidence about COAF's compliance with those requirements and performing such other procedures as we considered necessary in the circumstances. We believe that our examination provides a reasonable basis for our opinion. Our examination does not provide a legal determination on COAF's compliance with specified requirements.

In our opinion, management's assertion that COAF complied with the aforementioned Sections of the Agreement as modified by the procedures outlined in the Letter Agreement as of and for the year ended December 31, 2005 is fairly stated, in all material respects.



			/s/ Ernst & Young LLP



March 15, 2006


c)

[PRICEWATERHOUSECOOPERS logo]

				PricewaterhouseCoopers LLP
				PricewaterhouseCoopers Plaza
				1900 St. Antoine Street
				Detroit. Ml 48226-2263
				Telephone (313) 394 6000
				Facsimile (313) 394 6555


Report of independent Accountants

To the Board of Directors of Ford Motor Credit Company,
Merrill Lynch Bank USA, Purchaser:

Re: Servicing Agreement between Ford Motor Credit Company, as Servicer and Merrill Lynch Bank USA, as Purchaser, dated as of May 1, 2003

We have examined management's assertion about Ford Motor Credit Company and its subsidiaries' ("Ford Credit") compliance with the minimum servicing standards identified in the Mortgage Bankers Association of America's Uniform Single Attestation Program for Mortgage Bankers ("USAP"), to the extent such procedures are applicable to the requirements of the Agreement identified above ("minimum servicing standards") as of and for the year ended
December 31, 2005 included in the accompanying management assertion (see Exhibit 1). Management is responsible for Ford Credit's compliance with those minimum servicing standards. Our responsibility is to express an opinion on management's assertion about Ford Credit's compliance based on our examination.

Our examination was made in accordance with attestation standards established by the American Institute of Certified Public Accountants and, accordingly, included examining, on a test basis, evidence about Ford Credit's compliance with the minimum servicing standards and performing such other procedures as we considered necessary in the circumstances. We believe that our examination provides a reasonable basis for our opinion. Our examination does not provide a legal determination of Ford Credit's compliance with the minimum servicing standards.

In our opinion, management's assertion that Ford Credit complied with the aforementioned minimum servicing standards as of and for the year ended December 31, 2005 is fairly stated, in all material respects.


				/s/ PricewaterhouseCoopers LLP


March 13, 2006


Exhibit 1

Ford Motor Credit Company
One American Road
P.O. Box 1732
Dearborn, MI 48121

Management's Assertion Concerning Compliance with USAP Minimum Servicing Standards

March 7, 2006

Re:	Servicing Agreement between Ford Motor Credit Company,
as Servicer and Merrill Lynch Bank USA, as Purchaser, dated as of May 1, 2003


As of and for the year ended December 31, 2005, Ford Motor Credit Company and its subsidiaries have complied in all material respects with the minimum servicing standatds set forth in the Mortgage Bankers Association of America's Uniform Single Attestation Program for Mortgage Bankers ("USAP"), to the extent such procedures are applicable to the requirements of the agreement identified above.


/s/ Terry Chenault
Terry Chenault
President of Global Operations Technology


/s/ Neil Schloss
Neil Schloss
Assistant Treasurer



[PRICEWATERHOUSECOOPERS logo]

				PricewaterhouseCoopers LLP
				PricewaterhouseCoopers Plaza
				1900 St. Antoine Street
				Detroit. Ml 48226-2263
				Telephone (313) 394 6000
				Facsimile (313) 394 6555


Report of independent Accountants

To the Board of Directors of Ford Motor Credit Company,
Merrill Lynch Bank USA, Purchaser:

Re: Servicing Agreement between Ford Motor Credit Company, as Servicer and Merrill Lynch Bank USA, as Purchaser, dated as of September 1, 2003

We have examined management's assertion about Ford Motor Credit Company and its subsidiaries' ("Ford Credit") compliance with the minimum servicing standards identified in the Mortgage Bankers Association of America's Uniform Single Attestation Program for Mortgage Bankers ("USAP"), to the extent such procedures are applicable to the requirements of the Agreement identified above ("minimum servicing standards") as of and for the year ended
December 31, 2005 included in the accompanying management assertion (see Exhibit 1). Management is responsible for Ford Credit's compliance with those minimum servicing standards. Our responsibility is to express an opinion on management's assertion about Ford Credit's compliance based on our examination.

Our examination was made in accordance with attestation standards established by the American Institute of Certified Public Accountants and, accordingly, included examining, on a test basis, evidence about Ford Credit's compliance with the minimum servicing standards and performing such other procedures as we considered necessary in the circumstances. We believe that our examination provides a reasonable basis for our opinion. Our examination does not provide a legal determination of Ford Credit's compliance with the minimum servicing standards.

In our opinion, management's assertion that Ford Credit complied with the aforementioned minimum servicing standards as of and for the year ended December 31, 2005 is fairly stated, in all material respects.


				/s/ PricewaterhouseCoopers LLP


March 13, 2006


Exhibit 1

Ford Motor Credit Company
One American Road
P.O. Box 1732
Dearborn, MI 48121

Management's Assertion Concerning Compliance with USAP Minimum Servicing Standards

March 7, 2006

Re:	Servicing Agreement between Ford Motor Credit Company,
as Servicer and Merrill Lynch Bank USA, as Purchaser, dated as of September 1, 2003


As of and for the year ended December 31, 2005, Ford Motor Credit Company and its subsidiaries have complied in all material respects with the minimum servicing standatds set forth in the Mortgage Bankers Association of America's Uniform Single Attestation Program for Mortgage Bankers ("USAP"), to the extent such procedures are applicable to the requirements of the agreement identified above.


/s/ Terry Chenault
Terry Chenault
President of Global Operations Technology


/s/ Neil Schloss
Neil Schloss
Assistant Treasurer


d)

[PRICEWATERHOUSECOOPERS logo]

Report of Independent Accountants

To the Board of Directors and Stockholder of Systems & Services Technologies, Inc.:

Re:  Servicing and Custodian Agreement among Systems & Services
Technologies, Inc., as the Servicer, E-Loan, Inc., as the Administrator, and Merrill Lynch Bank USA, as the Purchaser, dated as of July 14, 2004, as amended

We have examined management's assertion about Systems & Services Technologies, Inc.'s (the "Company") compliance with the minimum servicing standards identified in the Mortgage Bankers Association of America's Uniform Single Attestation Program for Mortgage Bankers ("USAP"), to the extent such procedures are applicable to the requirements of the Agreement identified above ("minimum servicing standards") as of and for the year ended December 31, 2005 included in the accompanying management assertion (see Exhibit I). Management is responsible for the Company's compliance with those minimum servicing standards. Our responsibility is to express an opinion on management's assertion about the Company's compliance based on our examination.

Our examination was made in accordance with attestation standards established by the American Institute of Certified Public Accountants and, accordingly, included examining, on a test basis, evidence about the Company's compliance with the minimum servicing standards and performing such other procedures as we considered necessary in the circumstances. We believe that our examination provides a reasonable basis for our opinion. Our examination does not provide a legal determination on the Company's compliance with the minimum servicing standards.

In our opinion, management's assertion that the Company complied with the aforementioned minimum servicing standards as of and for the year ended December 31, 2005 is fairly stated, in all material respects.

				/s/ PricewaterhouseCoopers LLP

Kansas City, Missouri
March 29, 2006


Exhibit 1

[SST logo]

Management's Assertion Concerning Compliance with USAP Minimum Servicing Standards


March 29, 2006

Re:  Servicing and Custodian Agreement among Systems & Services
Technologies, Inc., as the Servicer, E-Loan, Inc., as the Administrator, and Merrill Lynch Bank USA, as the Purchaser, dated as of July 14, 2004, as amended

As of and for the year ended December 31, 2005, Systems and Services Technologies, Inc. (the "Company") has complied in all material respects with the minimum servicing standards set forth in the Mortgage Bankers Association of America's Uniform Single Attestation Program for Mortgage Bankers ("USAP"), to the extent such procedures are applicable to the requirements of the agreement identified above; provided, however, the following USAP servicing standards do not apply: I.2; I.4; III.3; III.4; V.2; V.3; and V.4.

As of and for this same period, the Company had in effect a fidelity bond and errors and omissions policy in the amounts of $250,000,000 and $50,000,000 respectively.


/s/Glenn Estrella
Glenn Estrella
President and Chief Operations Officer

/s/ Bruce Schnell
Bruce Schnell
Executive Vice President, Chief Financial Officer


/s/ Jorge Bernal
Jorge Bernal
Chief Operating Officer